Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (including all amendments thereto) need be filed with respect to the ownership by each of the undersigned of shares of stock of Limbach Holdings, Inc.

EXECUTED this 27th day of November, 2019.

FUND MANAGEMENT GROUP LLC

By:	/s/ Gordon G. Pratt*
Name: Gordon G. Pratt
Title: Managing Member

GORDON G. PRATT

By:	/s/ Gordon G. Pratt*
Gordon G. Pratt

FEA PRATT FAMILY HOLDINGS LLC

By:	/s/ Gordon G. Pratt*
Name: Gordon G. Pratt
Title: Sole Manager